UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On January 29, 2016, DreamWorks Animation L.L.C. (“DreamWorks”), a subsidiary of DreamWorks Animation SKG, Inc. (the “Company”), entered into a license agreement (the “License Agreement”) with DW II Management, Inc. (the “Spielberg Entity”) and Steven Spielberg, effective as of February 1, 2016. Pursuant to the License Agreement, DreamWorks has agreed to grant Spielberg Entity (a) the right to use certain trademarks, service marks and trade names containing the term “DreamWorks” and (b) the right to grant a sublicense to Storyteller Holding Co., LLC (“Holding Company”) and its wholly-owned and controlled subsidiaries to use such trademarks, service marks and trade names.

Mr. Spielberg is the beneficial owner of more than 5% of the Company’s outstanding Class A Common Stock. Spielberg Entity is wholly-owned and controlled by Mr. Spielberg. Mr. Spielberg also indirectly owns a minority interest in Holding Company.

The foregoing description of the License Agreement is qualified in its entirety by reference to the License Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1*	License Agreement, effective as of February 1, 2016, by and among DreamWorks Animation LLC, DW II Management, Inc. and Steven Spielberg.

*	Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission (“SEC”) pursuant to a Confidential Treatment Request filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: February 4, 2016	By:	/s/ Andrew Chang
Andrew Chang

General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1*	License Agreement, effective as of February 1, 2016, by and among DreamWorks Animation LLC, DW II Management, Inc. and Steven Spielberg.

*	Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this exhibit have been omitted and filed separately with the SEC pursuant to a Confidential Treatment Request filed with the SEC.